                                Exhibit No. 10.46
                                -----------------

                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement ("Agreement") is made as of the 7th day of December, 1999, between Michael Anthony Jewelers, Inc. (the "Company") and _____ (the "Employee").

         WHEREAS, the Company considers the establishment and maintenance of a sound and vital management team essential to protecting and enhancing its best interests and the Company's stockholders;

         WHEREAS, the Company recognizes that the possibility of a change of control of the Company at some time in the future exists and that such possibility and the uncertainty it may raise among management personnel may result in the departure or distraction of such personnel to the detriment of the Company and the Company's stockholders;

         WHEREAS, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the key members of the Company's management team to their assigned duties without the distraction arising from the possibility of a change of control.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and for other good and valuable consideration, the Company and the Employee agree to the following Change of Control Agreement.

         ARTICLE I

         DEFINITIONS

         1.1      "BENEFICIARY" means the Employee's estate.

         1.2      "BENEFIT AMOUNT" means the cash payment payable pursuant to
Article II, subject to the terms and conditions contained in this Agreement.

         1.3      "BOARD" means the Board of Directors of the Company.

         1.4      "CODE" means the Internal Revenue Code of 1986, as amended.

         1.5 "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Exchange Act Rule 16b-3 and in the Plan.

         1.6      "COMPANY" means Michael Anthony Jewelers, Inc.

         1.7      "EFFECTIVE DATE" means  December 7, 1999.

         1.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

         ARTICLE II

         BENEFITS

         2.1      PAYMENT OF BENEFIT AMOUNT.

          (a) If the Employee's employment with the Company is terminated under the circumstances described in Section 2.1(b) within 12 months after a Change of Control occurs, the Company will make a lump sum payment of the Benefit Amount to the Employee or his Beneficiary within 15 days after such termination of employment. No benefits shall be payable under the terms of the Agreement unless a Change of Control occurs and the Employee's employment is terminated under the circumstances described in Section 2.1(b).

         (b) Termination of employment for purposes of this Section 2.1 shall include the following:

                  (i) the Company's actual termination of the Employee's employment other than "for cause" as defined in
                           Section 2.1(c)(i);

                  (ii) the Company's "constructive termination" of the Employee's employment in as defined in Section 2.1(c)(ii); and

                  (iii) the Employee's resignation for "good reason" as defined in Section 2.1(c)(iii).

         (c)      Definitions:

                  (i) "For cause" means (A) the commission of an act of fraud, embezzlement, theft or other criminal act constituting a felony which results in a material loss, damage or injury to the Company; (B) the willful and wanton disregard of the rules or policies of the Company which results in a material loss, damage or injury to the Company; (C) a breach or default in any material respect by the Employee of any material provision of his agreements or obligations under any provision of a written employment agreement or competition agreement or covenant with the Company which is not cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Employee or (D) the repeated failure of the Employee to perform duties consistent with his position, or to follow or comply with the reasonable directives of his superiors, after having been given notice of such failure.

                  (ii) "Constructive termination" means the occurrence of any material reduction in the Employee's duties or scope of authority, but shall not include termination "for cause."

                  (iii) "Good reason" means the occurrence of any reduction in the Employee's aggregate direct remuneration, any material reduction in responsibilities or duties, any material reduction in the aggregate of the Employee's perquisities, employee or fringe benefits, a change in the Employee's reporting relationship or position, or relocation beyond a 25 mile radius of the Company's Mount Vernon, New York headquarters.

                  (iv) "CHANGE OF CONTROL" means a Change of Control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on the date this Agreement is approved by the Board, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if:

                                    (A) any "person" (as defined in Sections
                                    13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that: (i) the forty-five percent (45%) threshold of this clause (1) shall be increased to sixty percent (60%) in the case of any such "person" who, on the date this Agreement is approved by the Board, is such a "beneficial owner" directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; and
                                    (ii) a Change in Control shall not be deemed to occur under this clause (1) by reason of the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or by reason of the new issuance of securities directly by the Company;

                                    (B) during any period (not including any
         period prior to the adoption of this Agreement) of one (1) year or, if less, the period of time elapsed from the date this Agreement was adopted by the Board, there shall cease to be a majority of the Board comprised of "Continuing Directors" (hereinafter defined); or

                                    (C) (i) the Board recommends to the
         Company's stockholders or approves a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                    "Continuing Directors" means individuals who
         at the beginning of any period (not including any period prior to the execution of this Agreement) of one (1) year or, if less, the period of time elapsed from the date this Agreement was approved by the Board, constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         2.2 DETERMINATION OF BENEFIT AMOUNT. The Employee's Benefit Amount shall be equal to the sum of the Employee's regular annual salary at the rate in effect at the time of the Change of Control and any bonus paid or payable to the Employee for the Company's fiscal year immediately preceding the fiscal year in which the Change of Control occurs.

         2.3 PAYMENT TO BENEFICIARY. If the Employee becomes entitled to payment of the Benefit Amount pursuant to Section 2.1 and the Company is notified of the Employee's death prior to payment of the Employee's entire Benefit Amount, the remaining Benefit Amount will be distributed in the form of a lump sum payment to the Employee's Beneficiary.

         2.4 MITIGATION NOT REQUIRED. If the Employee becomes entitled to payment of the Benefit Amount as described in Section 2.1, the payment of such Benefit Amount shall not be affected or reduced in any way by any compensation to which the Employee may be or become entitled to on account of employment with any other employer.

         2.5 CONTINUATION OF MEDICAL AND DENTAL BENEFITS. If the Employee becomes entitled to payment of the Benefit Amount as described in Section 2.1, the Company shall continue in effect the medical and dental benefits being provided to Employee immediately before his termination of employment or resignation for a period of twelve (12) months, upon the same terms and conditions as were in effect at such time. The twelve (12) month period shall begin with the first full calendar month following the Employee's termination as described in Section 2.1(b) and (c).

         ARTICLE III

         TAXES

         3.1 TAXES AND WITHHOLDING. If the Employee or his Beneficiary becomes entitled to receive cash or recognizes other taxable income under this Agreement, the Company will have the right to withhold taxes from the Employee's or Beneficiary's payment hereunder or may deduct such taxes from any other amounts payable to the Employee or Beneficiary at any time thereafter in cash or otherwise. The Company will bear no responsibility whatsoever for the taxes or tax effects resulting under this Agreement as to the Employee or any Beneficiary.

         3.2 CODE SECTION 162(m) LIMITATION. Notwithstanding anything in this Agreement to the contrary, to the extent that Code Section 162(m) would operate to limit the Company's federal income tax deduction for remuneration with respect to the Employee, resulting in federal income tax liability to the Company, payment of the Benefit Amount to the Employee shall be deferred until
Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company's deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the Benefit Amount to the Employee shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the Section 162(m) limit for such year, does not result in federal income tax liability to the Company. In administering the deferral mechanism of this Section 3.2, the determinations by the Committee shall be final; however, the Committee shall act promptly in making its determinations hereunder and shall not unnecessarily delay payment of the Benefit Amount.

         3.3 "GROSS-UP" FOR EXCISE TAXES. In the event the Employee becomes subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), the Company shall pay in cash to the Employee at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee shall be equal to the amount that would have been retained had such excise tax not applied, as determined below.

         The following shall govern the determination of the amount of the cash payment described above:

                           (a) any other payments or benefits received or to be received by the Employee in connection with a "change in control" of the Company (as defined in Code section 280G) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code,

                           (b) For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Employee's residence upon the change in control, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         The amount of any Gross-Up Payment shall be paid to the Employee at the time at which the Employee receives payment of the Benefit Amount pursuant to
Section 2.1. In the event that the Excise Tax is subsequently determined by the Company's independent auditors to be less than the amount taken into account hereunder at the time of the payment of the Benefit Amount, the Employee shall repay to the Company the excess portion of the Gross-Up Payment plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the payment of the Benefit Amount (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 SPENDTHRIFT CLAUSE. No amount provided under this Agreement will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same will be null and void. No such amount will be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such amount is or may be payable, except as required under applicable law.

         4.2 AMENDMENT AND TERMINATION OF AGREEMENT. The Board, in its sole discretion, may amend this Agreement at any time; provided, however, that any amendment which would impair or reduce the Employee's Benefit Amount or affect the terms of payment of the Benefit Amount will be effective only if the Employee consents in writing to the amendment. This Agreement will terminate upon the earliest of the following: (a) payment of the Benefit Amount, (b) the Employee's termination or resignation of employment prior to becoming eligible to receive a benefit hereunder, or (c) the expiration of the twelve (12) month period following a Change of Control.

         4.3 EMPLOYMENT CONTRACT AND OTHER ARRANGEMENTS. The adoption and maintenance of this Agreement will neither be deemed to nor will it be an employment agreement between Company and the Employee.

         4.4 TITLES AND HEADINGS. The titles or headings of the Articles and Sections hereof are included solely for convenience and reference and, in the event of any conflict between such titles or headings and the text, the text will control.

         4.5 PARTIES TO AGREEMENT. This Agreement will be binding upon and will operate for the benefit of the Company, its successors and assigns, and the Employee and his or her heirs, estate and personal representatives.

         4.6 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, but subject to preemption of Federal law.

         4.7 GENDER. Where necessary or appropriate to the meaning hereof, the singular, plural, masculine, feminine and neuter will be deemed to include each other.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement on this _____ day of ______, 1999.

                                   MICHAEL ANTHONY JEWELERS, INC.

                                   By:
                                      ---------------------------------

                                   EMPLOYEE

                                   ------------------------------------